Exhibit 99.1

FTI Consulting, Inc.

500 East Pratt Street, Suite 1400

Baltimore, MD 21202 USA

(410) 951-4800

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION
AT FTI CONSULTING:	AT FD:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(410) 951-4800	Media: Amy Rosenberg
(212) 850-5600

FTI CONSULTING, INC. ACQUIRES THE SCHONBRAUN MCCANN GROUP, THE

LEADING CONSULTING FIRM TO THE REAL ESTATE INDUSTRY

- SMG will form the core of FTI’s Real Estate Practice

- Real estate restructuring and advisory opportunities are expected to accelerate over the near term

- SMG has a scalable, recurring revenue model

- Acquisition positions SMG for Global Expansion

NEW YORK, March 31, 2008 – FTI Consulting, Inc. (NYSE:FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today announced that it has signed a definitive agreement to acquire The Schonbraun McCann Group (“SMG”) in a transaction valued at approximately $125 million, of which approximately $100 million is in cash and approximately $25 million is in restricted FTI stock. In addition, there will be the opportunity for additional consideration if earnings exceed certain targets over the next five years. The Company expects to close on April 1, 2008.

Founded in 1973 by its Managing Partner Bruce Schonbraun, SMG is the leading, dedicated national real estate and finance consulting firm. SMG is headquartered in New York City and has additional offices in New Jersey and Florida. The firm offers a full range of real estate financial consulting services including complex financial analysis and transaction structuring, tax planning and compliance, restructuring and bankruptcy, litigation support, mergers and acquisitions, due diligence, IPO advisory, valuations, corporate strategy and executive compensation. SMG is a trusted adviser to the most prominent REITs, REOCs, leading owners and developers from the private and public sectors, financial institutions, sovereign funds, hedge funds and pension fund advisors. Importantly, SMG also has a high percentage of recurring revenue from major real estate clients.

SMG has advised on some of the largest and most complex real estate transactions in recent years, including SL Green on its $6.0 billion acquisition of Reckson Associates Realty Corp.; Beacon Capital Partners on its $6.4 billion acquisition of office properties in Seattle and Washington D.C.; Broadway Partners on its $4.7 billion acquisition of 14 office properties; Gale International on its $30 billion master development of Songdo City, South Korea; Mack-Cali on its $600 million acquisition of the Bellemeade portfolio; and many recent REIT IPOs including Douglas Emmett, Northstar Realty, and Gramercy Capital. In the last two years, SMG has been involved in transactions valued at over $100 billion.

Mr. Schonbraun will join FTI as a Senior Managing Director and Group Leader of its Real Estate Practice. In addition, SMG brings 170 professionals to FTI, 11 of whom will become Senior Managing Directors. SMG will operate and function as the Real Estate Division of FTI within the Company’s Corporate Finance Sector and continue to operate under its highly recognized name.

“We are delighted to welcome The Schonbraun McCann Group, the most respected advisory firm to the real estate industry, to FTI,” said Jack Dunn, President and CEO of FTI. “No other firm has SMG’s unparalleled depth of experience in the real estate and real estate finance markets, breadth of capabilities or its elite clientele. Increasingly, we believe the basis of competition, the path to better serve clients, will be based on focused industry expertise – not merely product knowledge – and SMG provides that expertise to FTI.”

Mr. Dunn continued, “SMG brings three important attributes to FTI. First, SMG is the leading and most recognized provider of premium, value added services to the real estate industry – an industry that comprises almost 12 percent of the U.S. GDP. Second, SMG’s practice continues to expand the portion of our business that is based on a recurring revenue model from important clients. Similar to our strategic communications business which has approximately 70% of revenue from retainer-based clients and our hosting business in the technology group, SMG will provide consistency and stability to our future revenues and earnings. Third, SMG and FTI will benefit from our combined ability to drive growth in Europe and Asia where SMG’s intellectual capital and demonstrated expertise in real estate coupled with FTI’s existing practices should open significant new channels for growth.”

Mr. Dunn added, “We think now is a particularly opportune time to join practices with SMG. The precipitous decline in liquidity in the global financial system is creating stress in the real estate market and driving demand for conflict resolution, restructuring and strategic counsel from even the strongest players. Furthermore, in markets such as these there is often a transfer of wealth from those shedding their holdings to opportunistic buyers with the foresight and financial strength to invest in a down cycle. With its access to the capital markets, strong relationships with strategic investors and deep expertise in real estate restructuring, valuation, complex financial transactions, tax planning and financing, SMG expands our capacity and capabilities to provide the most robust advice and opportunistic financing to our clients both domestically and abroad as they confront these challenges.”

“We are thrilled to be part of FTI Consulting, a $1 billion plus firm that ranks among the most respected and fastest growing in the industry,” said SMG Managing Partner Bruce Schonbraun. “As part of FTI, we will be able to more rapidly develop our real estate industry platform, not just on a national, but on a global basis. SMG is now part of an organization that is in virtually every major business center around the world. As a result, we will be able to provide dedicated, localized service wherever our clients need us. The combination of world class, global expertise with local “last mile” execution is becoming increasingly important as our real estate clients are expanding their developments and investments abroad. Similarly, FTI’s global reach will help us better serve our international clients, notably the so-called “sovereign funds,” that are seeking real estate opportunities in the U.S. Finally, FTI’s expertise in restructuring is especially valuable at this time in our economy and will leverage SMG’s expanding practice in this area.”

FTI Consulting to Host Conference Call

FTI will host a conference call to discuss its acquisition of The Schonbraun McCann Group and other recent transactions tomorrow, Tuesday, April 1, at 8:30 AM Eastern Daylight Time. You can access the live call via internet broadcast through the Home Page of the Company’s Web site at www.fticonsulting.com.

About The Schonbraun McCann Group

The Schonbraun McCann Group is a national real estate and finance consulting firm, headquartered in midtown Manhattan, with offices in New Jersey and Florida. Established in 1973, the firm has a staff of approximately 170 professionals and provides the following services: Mergers & Acquisitions, Real Estate Due Diligence, REIT Services, IPO Advisory, Tax Structuring & Compliance, Executive Compensation, State & Local Tax Services, Private Client Tax & Advisory Services, Restructuring & Bankruptcy, Strategy Group, Lease Consulting, Hospitality, Litigation Support, Cost Segregation, Valuation Services, and Financial Outsourcing.

About FTI Consulting, Inc.

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,000 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve uncertainties and risks including statements related our future financial results. There can be no assurance that actual results will not differ from the company’s expectations. The Company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this will occur from time to time in the future. As a result of these possible fluctuations, the Company’s actual results may differ from our projections. Further, preliminary results are subject to normal year-end adjustments. Other factors that could cause such differences include the pace and timing of the consummation and integration of past and future acquisitions, the company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

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